Exhibit 99.1

Cesca Therapeutics Appoints Dr. Xiaochun Xu, Chairman and CEO of Boyalife Group, to Board of Directors

RANCHO CORDOVA, Calif., March 10, 2016 -- Cesca Therapeutics Inc. (NASDAQ: KOOL), an autologous cell-based regenerative medicine company, today announced that Dr Xiaochun Xu (44) has been appointed to the Company’s Board of Directors.

Dr. Xu is the Founder, Chairman and CEO of Boyalife Group. He received his Ph.D. degree in Immunology from Washington University School of Medicine (St. Louis, USA) and an Executive MBA degree from Emory University (Atlanta, USA). Dr. Xu has over 15 years of managerial experience in biomedicine and the pharmaceutical industry and has been involved in the discovery and development of several blockbuster drugs. Since 2000 he served as a Project Leader at Pfizer, as a Director of Research at two publicly-traded companies and as a Vice President at Founder Group, a major Chinese technology conglomerate with interests in information technology, , real estate, finance, and commodities trading. Founder Group was established by Peking University in 1986. It currently has six public companies listed on the stock exchanges of Shanghai, Shenzhen, and Hong Kong, and more than 80 independently funded enterprises and joint ventures.

Dr. Xu’s expertise spans several diverse therapeutic arenas including arthritis and inflammation, cardiovascular disease, autoimmunity, oncology and diabetes. He has authored over 40 publications and won several international awards from various professional societies for excellence in biomedical research.

Craig Moore, Cesca’s Chairman, commented “We are very pleased to have Dr. Xu join our Board of Directors. His experience in international markets, coupled with his involvement in research and commercialization of stem cell products, will be highly valued by both the Company and the Company’s Board. We look forward to the contributions he will make as we work together to build a world class organization and grow the Company”.

Dr Xiaochun Xu added “Boyalife’s investment in Cesca is a strategic investment and a representation of the great value and synergy we see in working together. The Company’s ongoing phase III clinical program for the treatment of patients with late stage critical limb ischemia represents a best-in-class approach in its category. If approved, it will address a severe medical condition and a substantial unmet medical need. It will benefit tens of thousands of patients with limb ischemia and related conditions. As a new member of the Board of Directors, I look forward with enthusiasm to working with the management team to strengthen the therapeutic program and help ensure healthy growth of the Company”.

Exhibit 99.1

About Cesca Therapeutics Inc.

Cesca Therapeutics Inc. (www.cescatherapeutics.com) is engaged in the research, development, and commercialization of autologous cell-based therapeutics for use in regenerative medicine. We are a leader in developing and manufacturing automated blood and bone marrow processing systems that enable the separation, processing and preservation of cell and tissue therapy products. These include:

●	SurgWerks™ Platform, proprietary stem cell therapy point-of-care kit systems for treating vascular and orthopedic indications that integrate the following indication specific systems:

●	Cell harvesting

●	Cell processing and selection

●	Cell diagnostics

●	Cell delivery

●	CellWerksTM Platform, a proprietary stem cell laboratory kit for processing target cells used in the treatments of oncological and hematological disorders.

●

AXP® AutoXpress® Platform (AXP), a proprietary family of automated devices that includes the AXP and the MXP® MarrowXpress® and companion sterile blood processing disposables for harvesting stem cells in closed systems. The AXP device is used for the processing of cord blood.

●

The MarrowXpress® Platform (MXP), a derivative product of the AXP and its accompanying disposable bag set, isolates and concentrates stem cells from bone marrow. Self-powered and microprocessor-controlled, the MXP contains flow control optical sensors that volume-reduces blood from bone marrow to a user defined volume in 30 minutes, while retaining over 90% of the MNCs.

●	The Res-Q™ 60 (Res-Q), a point-of-care system designed for the preparation of cell concentrates, including stem cells, from bone marrow aspirates and whole blood for platelet rich plasma (PRP).

●	The BioArchive® System, an automated cryogenic device, used by cord blood stem cell banks in more than 30 countries for cryopreserving and archiving cord blood stem cell units for transplant.

Exhibit 99.1

About Boyalife Group

Boyalife Group (http://www.boyalifegroup.com/english/introduction.aspx), along with its affiliated companies, previously known as the International Consortium of Stem Cell Research (INCOSC), was founded in July 2009 in China as an industrial-research alliance among top research institutes for stem cell and regenerative medicine. Boyalife Group is actively engaged in stem cell technologies, regenerative medicine, genomics and cloning, cancer immune therapies, disease mechanistic studies and innovative drug discovery. In 2012, Boyalife Group won the prestigious “2012 CCTV China Brand Award”, emerging as a leading brand in healthcare in China.

In 2015, Boyalife announced the first global award for stem cell and regenerative medicine with Science magazine, namely the “Boyalife-Science-Science Translational Medicine Award in Stem Cell and Regenerative Medicine”, to be awarded to individuals who have made significant contributions to the field.

Boyalife’s business activities include the following:

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Boyalife Stem Cell BankTM is a leading clinical stem cell bank in China, accredited by the American Association of Blood Banking (AABB), the World Health Organization’s NRL, and the College of American Pathologists (CAP). Boyalife Stem Cell Bank operates in 16 different provinces and is currently the second largest service network in the country. It is actively engaged in developing stem cell based therapeutics for thalassemia, systemic lupus erythematosus (SLE), and a number of autoimmune and neurological diseases. Boyalife Stem Cell Bank is listed on the Shanghai stock exchange (600165.SH).

●	Boyalife GenomicsTM focuses on commercial cloning technologies for sniff and drug searching dogs, premium quality beef and dairy cows, and race horses. Boyalife Genomics also focuses on the preservation of endangered species and biodiversity.

●	Boyalife HealthcareTM focuses on providing high quality healthcare services in clinical centers, including the development of cutting-edge immune based therapeutics for the treatment of cancer through precision diagnostics.

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Boyalife PharmaceuticalsTM together with its subsidiaries, engages in the research, development and commercialization of innovative drugs targeting cardiovascular diseases, metabolic diseases, cancer, and other diseases that represent significant unmet medical needs. Boyalife Pharmaceuticals leverages a drug discovery platform for various large animal disease-mechanistic models, including non-human primates.

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Boyalife Institute of Translational Medicine (BITM)TM is a research-oriented joint institute at Peking University (PKU), co-sponsored by Boyalife Group and the Institute of Molecular Medicine at PKU. BITM’s primary mission is to accelerate the translation of early discoveries into clinical applications. With committed research grants from Boyalife, BITM intends to play a significant role in better understanding disease mechanisms that may lead to the discovery of next generation therapeutics and targets for human diseases.

Exhibit 99.1

Forward Looking Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. A more complete description of risks that could cause actual events to differ from the outcomes predicted by Cesca Therapeutics' forward-looking statements is set forth under the caption "Risk Factors" in Cesca Therapeutics annual report on Form 10-K and other reports it files with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements.

Contact:
Cesca Therapeutics Inc.
http://www.cescatherapeutics.com

Investor Contact: The Ruth Group

Lee Roth / Tram Bui

646-536-7012 / 7035

lroth@theruthgroup.com / tbui@theruthgroup.com